As filed with the Securities and Exchange Commission on October 23, 1998

                       Registration No. 333-_____________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 95-4083087
     (State or other jurisdiction of (I.R.S. Employer Identification Number)
                         incorporation or organization)

                             4500 Park Granada 91302
                                  Calabasas, CA
               (Address of Principal Executive Offices) (Zip Code)

                       Countrywide Credit Industries, Inc.
                             1993 Stock Option Plan
                 (As Amended and Restated as of March 27, 1996)
                            (Full title of the Plan)

                                Sandor E. Samuels
                                 General Counsel
                                4500 Park Granada
                               Calabasas, CA 91302
                     (Name and address of agent for service)

                                 (818) 225-3505
          (Telephone Number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
         Title of securities Number of shares Proposed maximum offering to be registered to be registered price per share

--------------------------------------------------------------------------------
                    Common Stock, 5,500,000 shares $39.03125
                            $.05 par value per share

--------------------------------------------------------------------------------
             Proposed maximum aggregate Amount of Registration Fee
                                offering price 1
                              $214,671,875 $59,679

================================================================================

                                Explanatory Note

         Pursuant to general instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement relates to the amendment of the 1993 Stock Option Plan (As Amended and Restated as of March 17, 1996), as amended, to increase the number of shares of the registrant's common stock available for issuance upon the exercise of stock options under such stock option plan from 10,500,000 to 16,000,000 (an increase of 5,500,000 shares).

         The contents of the registrant's Registration Statements on Form S-8 (File Nos. 33-69498 and 33-08638) filed with the Securities and Exchange
Commission on September 28, 1993 and March 28, 1997, respectively, are incorporated by reference herein.


PART II

Item 1. Exhibits

4 Amendment No. 2 to the 1993 Stock Option Plan (As Amended and Restated as of March 17, 1996)

5 Opinion of Sandor E. Samuels, General Counsel of the registrant as to the legality of the Common Stock being registered.

23.1     Consent of Grant Thornton, LLP, Independent Auditors.

23.2     Consent of Sandor E. Samuels (included in Opinion filed as Exhibit 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 23rd day of October, 1998.

                                    COUNTRYWIDE CREDIT INDUSTRIES, INC.

                                    By:     /s/ David S. Loeb
                                            David S. Loeb
                                            Chairman and President


Signatures                         Title                               Date



/s/ David S. Loeb           Chairman of the  Board            October 23, 1998
David S. Loeb               of Directors and President
                            (Principal Executive
                            Officer); Director

/s/ Angelo R. Mozilo        Chief Executive Officer and       October 23, 1998
---------------------       Vice Chairman of the Board of
Angelo R. Mozilo            Directors;Director



/s/ Carlos M. Garcia        Managing Director - Finance       October 23, 1998
Carlos M. Garcia            Chief Financial Officer and
                            Chief Accounting Officer
                            (Principal Financial and
                            Accounting Officer)


Jeffrey M. Cunningham       Director                          October 23, 1998



/s/ Robert J. Donato        Director                          October 23, 1998
---------------------
Robert J. Donato


/s/ Michael E. Dougherty    Director                          October 23, 1998
-------------------------
Michael E. Dougherty


/s/ Ben M. Enis             Director                          October 23, 1998
-----------------------
Ben M. Enis


/s/ Edwin Heller            Director                          October 23, 1998
-----------------------
Edwin Heller


/s/ Harley W. Snyder        Director                          October 23, 1998
----------------------
Harley W. Snyder